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                                                                     Exhibit 5.1

(COOLEY GODWARD LLP LETTERHEAD)       ATTORNEYS AT LAW         Broomfield, CO
                                                               720 566-4000

                                      Five Palo Alto Square    Reston, VA
                                      3000 El Camino Real      703 456-8000
                                      Palo Alto, CA
                                      94306-2155               San Diego, CA
                                      Main  650 843-5000       858 550-6000
                                      Fax   650 849-7400
                                                               San Francisco, CA
                                      www.cooley.com           415 693-2000

May 4, 2004


Genitope Corporation
525 Penobscot Drive
Redwood City, CA  94063

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Genitope Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 4,500,000 shares of common stock, including 675,000 shares for which the underwriters have been granted an over-allotment option (the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:   /s/ Suzanne Sawochka Hooper
     -------------------------------------
    Suzanne Sawochka Hooper